SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 3, 2000


                              EQUINOX SYSTEMS INC.
               (Exact Name of Registrant as Specified in Charter)


                                     Florida
                 (State or Other Jurisdiction of Incorporation)


                0-21450                                    59-2268442
       (Commission File Number)                (IRS Employer Identification No.)


           Equinox Systems Inc.
           One Equinox Way
           Sunrise, FL                                        33351
   (Address of principal executive office)                  (Zip Code)






       Registrant's telephone number, including area code: (954) 746-9000

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Item 5. Other Events

     On November 3, 2000 Equinox Systems Inc. (the "Company") entered into an Agreement and Plan of Merger with Avocent Corporation and a wholly owned subsidiary of Avocent, providing for the merger of a wholly-owned subsidiary of Avocent Corporation with and into the Company. Pursuant to the merger, the holders of the Company's outstanding common stock will receive $9.75 in cash, without interest, for each share of common stock. The merger, which is expected to close in the first quarter of 2001, is subject the approval of the Company's shareholders, regulatory approvals and other customary closing conditions. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1 and information contained therein is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

2.1 Plan and Agreement of Merger, dated November 3, 2000, by and among Avocent Corporation, Blue Marlin Acquisition Corporation and Equinox Systems Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EQUINOX SYSTEMS INC.



Date:  November 13, 2000              By:      /s/ ROBERT F. WILLIAMSON, JR.
                                           ------------------------------------
                                               ROBERT F. WILLIAMSON, JR.
                                               Vice President - Finance and
                                               Chief Financial Officer
                                               (Principal Financial Officer)